SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act
of 1934

Date of Report
(Date of earliest event reported):	September 2, 2003 -------------------

SAN DIEGO GAS & ELECTRIC COMPANY
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(Exact name of registrant as specified in its charter)

CALIFORNIA ---------------------------------	1-3779 ---------------------------------	95-1184800 ---------------------------------
(State of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.

8330 CENTURY PARK COURT, SAN DIEGO, CA ------------------------------------------------------------------	92123 ----------------------
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(619) 696-2000 -------------------

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(Former name or former address, if changed since last report.)

FORM 8-K

Item 5. Other Events

At its meeting on August 21, 2003, the California Public Utilities Commission (CPUC) approved $18 million of distribution-operation performance awards for the company's two award years ended December 31, 2002. The awards had been expected and will be recognized for financial reporting purposes in the third quarter of 2003.

On August 25, 2003, the CPUC announced that at its executive meeting on August 21, it had denied a rehearing requested by opponents of its December 2002 decision that had approved a settlement with the company allocating between its customers and shareholders the profits from intermediate-term purchase power contracts that the company had entered into during the early stages of California's electric utility industry restructuring. As previously reported, the settlement provided $199 million of these profits to customers, by reductions to balancing account undercollections in prior years. The settlement provided the remaining $173 million of profits to company shareholders, of which $57 million had been recognized for financial reporting purposes in prior years. The CPUC's decision approving the settlement will become final and nonappealable on September 25, 2003 unless one or more of the opponents who had requested CPUC rehearing has appealed the decision to the California Court of Appeals. Acceptance of any appeal would be at the discretion of the court. As a result of the decision, the company expects to recognize additional after-tax income of $65 million in the third quarter of 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

San Diego Gas & Electric Company

Date: September 2, 2003	By: /s/ D.L. Reed ---------------------------------------
Name: D.L. Reed President and Chief Financial Officer